UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2022

Brainstorm Cell Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36641	20-7273918
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1325 Avenue of Americas, 28th Floor
New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(201) 488-0460

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00005 par value	BCLI	NASDAQ Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On October 7, 2022, Brainstorm Cell Therapeutics Inc. (the “Company”) issued a press release announcing the presentation of new biomarker analyses from its NurOwn® Phase 3 ALS study at the 5th Annual ALS ONE Research Symposium which took place virtually on October 6-7, 2022. Copies of the press release and presentation are attached as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information in this Item 7.01 and Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Overview of the New Biomarker Analyses from NurOwn’s Phase 3 ALS Study

On October 7, 2022, the Company announced the presentation of new biomarker analyses supporting the potential therapeutic benefit of NurOwn® in amyotrophic lateral sclerosis at the 5th Annual ALS ONE Research Symposium. The presentation was delivered by Dr. Stacy Lindborg, Chief Development Officer at the Company, and entitled, “The Relationship between CSF Biomarkers and Efficacy of Treatment with NurOwn (MSC-NTF cells).”

Presentation Highlights

NurOwn Phase 3 Trial Patient Population and Clinical Outcomes

•	NurOwn’s Phase 3 trial is a strong outlier compared to other late-stage ALS trials due to the inclusion of participants with more advanced disease. The average ALSFRS-R score in NurOwn’s Phase 3 trial was 31, 5 points lower than the registrational trial for the most recently FDA-approved ALS therapy. The Company believes the inclusion of more advanced participants impacts the assessment of all clinical endpoints based on the ALSFRS-R, as a result of the inability to measure ongoing clinical decline with scale in these participants (i.e., a floor effect). To draw valid conclusions from clinical endpoint data collected in the trial, the Company believes the floor effect must be addressed.

•	As previously announced, a NurOwn treatment effect was observed in participants in a pre-specified subgroup with less advanced disease (ALSFRS-R baseline score of ≥35) across two endpoints: the primary endpoint (clinical responder analysis) and a key secondary endpoint (average change from baseline to the end of the trial). The difference between NurOwn and placebo for this key secondary endpoint was nominally statistically significant (p=0.050).

Biomarker Data

•	An analysis was performed to evaluate the effects of NurOwn and placebo on cerebrospinal fluid (CSF) biomarkers across pathways believed to be important to ALS of neuroinflammation, neurodegeneration and neuroprotection. Additional goals were to understand the role that baseline ALSFRS-R values plays on biomarker trajectories and to understand the predictive power of biomarkers on clinical outcomes.

•	As observed in earlier trials, NurOwn was observed to decrease biomarkers associated with neuroinflammation and neurodegeneration, and increase neuroprotective biomarkers over 20 weeks, demonstrating its potentially multifaceted mechanism of action.

•	New analyses looked at the trajectory of biomarkers for the subgroups of participants with baseline ALSFRS-R scores >25 and ≤25, those most likely to be impacted by the potential floor effect of the scale. Decreases in neuroinflammatory and neurodegenerative markers and increases in neuroprotective markers in NurOwn treated participants compared to placebo were observed in both subgroups. These results indicate that NurOwn had similar biomarker effects on ALS participants regardless of the level of disease progression at baseline.

•	Further statistical modeling pre-specified prior to unblinding of the data identified three biomarkers that could be predictive of clinical outcomes: baseline LAP, baseline neurofilament light (NfL) and mean change in Galectin-1. These biomarkers relate to neuroinflammatory, neurodegenerative, and neuroprotective pathways, respectively.

Phase 3 NurOwn Study Design

The Phase 3 NurOwn trial was a multi-center, placebo-controlled, randomized, double-blind trial designed to evaluate the safety and efficacy of repeat doses of NurOwn in 189 ALS participants. It was conducted at six centers of excellence: University of California Irvine (Dr. Namita Goyal); Cedars-Sinai Medical Center (Dr. Matthew Burford, Dr. Robert Baloh); California Pacific Medical Center (Prof. Robert Miller, Dr. Jonathan Katz); Massachusetts General Hospital (Prof. Merit Cudkowicz, Dr. James Berry); University of Massachusetts Medical School (Prof. Robert Brown) and Mayo Clinic (Prof. Anthony Windebank, Dr. Nathan Staff). Potential participants with ALS were screened during an 18-week run-in period and those who were rapid progressors (defined as participants with at least a 3-point decrease in ALSFRS-R score during the run-in period) were randomized 1:1 to receive three intrathecal injections (8 weeks between each injection) of NurOwn or placebo. Participants were followed for 28 weeks after treatment. The primary endpoints of the trial were safety assessments and a responder analysis of the rate of decline in ALSFRS-R score over 28 weeks, where response was defined as participants with a 1.25 points/month improvement in the post-treatment versus pre-treatment slope in ALSFRS-R at 28 weeks following the first treatment. Secondary endpoints included the percentage of participants with disease progression halted or improved, ALSFRS-R change from baseline, combined analysis of function and survival, slow vital capacity, tracheostomy-free survival, overall survival and cerebrospinal fluid biomarker measurements.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the development of NurOwn®, the design and results of the Company’s clinical trial and its prospects for success in that trial, and the Company’s strategy, plans and focus, which involve risks and uncertainties that could cause the Company’s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "could," "will," "likely," "believe," "predict," "potential," and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, prospects for future regulatory approval of NurOwn®; the success of the Company’s clinical trials, product development programs and research; the impacts of the COVID-19 pandemic and additional strains of COVID-19 or any other health epidemic on the Company’s clinical trials, supply chain, and operations; the impact of global economic and political developments on the Company’s business, including rising inflation and capital market disruptions; the current conflict in Ukraine, economic sanctions and economic slowdowns or recessions that may result from such development; and other factors detailed in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q. These factors should be considered carefully, and readers should not place undue reliance on the Company’s forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are based on the beliefs, expectations, and opinions of management as of the date of this Current Report on Form 8-K. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by the Company on October 7, 2022.
99.2	Presentation dated October 7, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINSTORM CELL THERAPEUTICS INC.

Date: October 12, 2022	By:	/s/ Chaim Lebovits
Chaim Lebovits
Chief Executive Officer